SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

_____________________________

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☐	Soliciting Material Pursuant to § 240.14a-12

Byline Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BYLINE BANCORP, INC.

180 N. LaSalle St., Suite 300,

Chicago, IL 60661

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2020

The following Notice of Change to Virtual Meeting Format (the “Notice”) supplements the 2020 Notice of Annual Meeting and Proxy Statement dated April 29, 2020 (the “Proxy Statement”) of Byline Bancorp, Inc. (the “Company” or “Byline”) furnished to its stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at its 2020 Annual Meeting of Stockholders to be held on June 9, 2020 at 8:30 a.m. Central Standard Time. This supplement is being filed with the Securities and Exchange Commission and should be read in conjunction with the Company’s Proxy Statement.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF

BYLINE BANCORP, INC.

TO BE HELD ON JUNE 9, 2020

Dear Stockholder,

Notice is hereby given that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of our stockholders and other possible attendees at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Company has changed the format of the Annual Meeting in order to hold it as a virtual meeting only.

The Annual Meeting will still be held at the previously-announced time and date of 8:30 a.m. Central Standard Time, on June 9, 2020. However, stockholders will not be able to attend the Annual Meeting in person. Rather, stockholders may attend the Annual Meeting only via remote communication as described in this Notice.

There has been no change to the business to be conducted at the Annual Meeting. As described in the proxy materials for the Annual Meeting previously filed and made available, stockholders of record and beneficial holders of the Company’s common stock as of the close of business on April 23, 2020 will be entitled to virtually attend and submit written questions at the Annual Meeting. To virtually attend the Annual Meeting, visit https://web.lumiagm.com/216815308 . In order to be admitted to the virtual meeting website, you will need to use the unique control number included on the proxy card, voting instructions or notice you previously received, and type the password “byline2020” to login to the meeting.

Whether or not you plan to attend the Annual Meeting virtually, the Company encourages you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.  The proxy card included with the proxy materials previously distributed may continue to be used to vote in connection with the Annual Meeting.  Stockholders may vote their shares during the Annual Meeting by entering their control number and following the instructions available on the virtual meeting website. If you have already voted, no additional action is required.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted.

By Order of the Board of Directors,

/s/ Roberto R. Herencia/s/ Alberto J. Paracchini

Roberto R. HerenciaAlberto J. Paracchini

Chicago, Illinois

May 29, 2020

The Byline Bancorp, Inc. 2020 Annual Meeting of Stockholders will be held virtually on June 9, 2020, at 8:30 a.m., Central time, via https://web.lumiagm.com/216815308. This Notice, along with the previously distributed Proxy Statement related to the Annual Meeting and our 2019 Annual Report are available at www.bylinebancorp.com.